2nd Quarter 2017 Flagstar Bancorp, Inc. (NYSE: FBC) Earnings Presentation 2nd Quarter 2017 July 25, 2017

2nd Quarter 2017 Cautionary statements This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business and performance, the economy and other future conditions, and forecasts of future events, circumstances and results. However, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, contingencies and other factors. Generally, forward-looking statements are not based on historical facts but instead represent our management’s beliefs regarding future events. Such statements may be identified by words such as believe, expect, anticipate, intend, plan, estimate, may increase, may fluctuate, and similar expressions or future or conditional verbs such as will, should, would and could. Such statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances. Actual results and capital and other financial conditions may differ materially from those included in these statements due to a variety of factors, including without limitation those found in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (flagstar.com) and on the Securities and Exchange Commission's website (sec.gov). Any forward-looking statements made by or on behalf of us speak only as to the date they are made, and we do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made, except as required under United States securities laws. In addition to results presented in accordance with GAAP, this presentation includes non-GAAP financial measures. The Company believes these non-GAAP financial measures provide additional information that is useful to investors in helping to understand the capital requirements Flagstar will face in the future and underlying performance and trends of Flagstar. Non-GAAP financial measures have inherent limitations, which are not required to be uniformly applied. Readers should be aware of these limitations and should be cautious with respect to the use of such measures. To compensate for these limitations, we use non-GAAP measures as comparative tools, together with GAAP measures, to assist in the evaluation of our operating performance or financial condition. Also, we ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and that they are computed in a manner intended to facilitate consistent period-to-period comparisons. Flagstar’s method of calculating these non-GAAP measures may differ from methods used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for those financial measures prepared in accordance with GAAP or in-effect regulatory requirements. Where non-GAAP financial measures are used, the most directly comparable GAAP or regulatory financial measure, as well as the reconciliation to the most directly comparable GAAP or regulatory financial measure, can be found in these conference call slides. Additional discussion of the use of non-GAAP measures can also be found in the Form 8-K Current Report related to this presentation and in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission. These documents can all be found on the Company’s website at flagstar.com. 2

2nd Quarter 2017 Executive Overview Sandro DiNello, CEO

2nd Quarter 2017 Strategic highlights 4 Unique relationship-based business model • Formidable banking business – earning assets grew 14 percent vs. 1Q17 and 20 percent vs. 2Q16 • Industry-leading origination platform – acquisitions helped maintain revenue in a softer mortgage origination market • Growing subservicing business – high subservicing retention rate on MSR sales helped exceed 400,000 total accounts Strengthen mortgage revenues Grow community banking Highly profitable operations • Solid, consistent financial results with net income of $41 million and diluted EPS of $0.71 • Net interest margin rose 10 bps, maintaining stable deposit cost despite recent Fed rate hikes Positioned to thrive in any market • Strong credit metrics and low delinquency levels supported by 2.1 percent allowance coverage ratio • Relatively neutral interest rate risk position; strong liquidity • Strong Tier 1 leverage ratio of 9.1 percent available to support earning asset growth • Strong earning asset growth led by high quality, relationship-based commercial loans, up 17 percent vs. 1Q17 - Relationship lending led by broad-based initiatives - Scalable platforms with balance sheet growth at low incremental cost • Smooth integration of Opes Advisors - Adds 39 retail home lending offices in high growth western markets (CA, OR, WA) - More than doubles distributed retail origination volume and positions Company for move to purchase market

2nd Quarter 2017 Financial Overview Jim Ciroli, CFO

2nd Quarter 2017 Financial highlights 6 Solid results Strong banking contribution • Net interest income rose $14 million, or 17 percent, led by growth of high quality, relationship based commercial loans - C&I loans up $162mm, or 21 percent, led by diversified growth in lending initiatives - Warehouse loans up $160mm, or 23 percent, on seasonal increase - CRE loans up $159mm, or 12 percent, driven by home builder finance and in-footprint lending Good mortgage performance Strong asset quality • Net charge-offs less than $1 million, or 0.04 percent, versus $4 million, or 0.27 percent, in 1Q17 • Nonperforming loan ratio fell to 0.44 percent • Allowance for loan losses covered 2.1 percent of loans HFI Robust capital position • Regulatory capital ratios are well above current guidelines for “well capitalized” institutions - Tier 1 leverage remained strong at 9.1 percent as MSR sales released 65 bps of Tier 1 capital during 2Q17 and is 4.1 percentage points above “well-capitalized” minimum level - Other regulatory capital ratios are between 5.9 – 6.6 percentage points above “well capitalized” minimum levels • Net income per diluted share increased $0.25 to $0.71 in 2Q17 (up 54 percent) - Strong growth in net interest income - Higher noninterest income on increased mortgage revenues(1) and loan fees and charges - Disciplined expense management delivered positive operating leverage 1) Mortgage revenue is defined as net gain on loan sales HFS plus the net (loss) return on the MSR. • Noninterest income increased $16 million, or 16 percent, led by significant rise in net gain on loan sales - Fall-out adjusted lock volume increased $3 billion, or 50 percent, with acquisitions nearly two-thirds of growth - Net gain on loan sale margin declined slightly due to shift in mix and shorter-term market forces • 11 percent net return on MSR, despite $2 million of selling costs, on improved hedging and stable prepayments

Quarterly income comparison

2nd Quarter 2017

$mm

		2Q17	1Q17	$ Variance	% Variance
Net interest income	A	$97	$83	$14	17%
Provision for loan losses ("PLL")		(1)	3	(4)	N/M
Net interest income after PLL		98	80	18	23%
Net gain on loan sales	B1	66	48	18	38%
Loan fees and charges	B2	20	15	5	33%
Loan administration income		6	5	1	20%
Net return on mortgage servicing rights	B3	6	14	(8)	(57%)
Representation and warranty benefit		3	4	(1)	(25%)
Other noninterest income		15	14	1	7%
Total noninterest income		116	100	16	16%
Net gain on loan sales / total revenue		31%	26%		5%
Compensation and benefits		71	72	(1)	(1%)
Commissions and loan processing expense		30	22	8	36%
Other noninterest expenses		53	46	7	15%
Total noninterest expense	C	154	140	14	10%
Income before income taxes		**60**	**40**	**20**	**50%**
Provision for income taxes		19	13	6	46%
Net income		**$41**	**$27**	**$14**	**52%**
Diluted income per share		**$0.71**	**$0.46**	**$0.25**	54%
Profitability					
Net interest margin		2.77%	2.67%	10 bps	
Total revenues		$213	$183	$30	16%
Mortgage rate lock commitments, fallout adjusted		$9,002	$5,996	$3,006	50%
Mortgage closings		$9,186	$5,912	$3,274	55%
Net gain on loan sale margin, HFS		0.73%	0.80%	-7 bps	
Efficiency ratio		72.0%	76.8%		

Observations

A Net interest income

- Net interest income rose $14mm or 17%
  - Average earning assets increased 14%, led by commercial loans (up 17%) and loans HFS (up 30%)
  - Net interest margin increased 10 bps to 2.77%
  - Stable cost of interest-bearing deposits

B Noninterest income

- Noninterest income increased $16mm or 16%
  - Net gain on loan sales rose $18mm due to acquisitions and seasonality that was partially offset by lower gain on sale margin due to mix shift and shorter-term market forces
  - Loan fees and charges increased $5mm due to higher mortgage closings
  - Annualized net return on MSR of 11% despite $2mm of selling costs

C Noninterest expense

- Noninterest expense rose $14mm or 10%
  - Primarily due to incremental operating costs from acquisitions and higher commissions and loan processing expense on higher mortgage closings
  - Excluding $11mm of operating expenses and $1 million of transaction costs from acquisitions, noninterest expense was $142 million

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Flagstar Bancorp

Average balance sheet highlights

2nd Quarter 2017

2Q17 ($mm)

	$	Incr (Decr)[1] $	Incr (Decr)[1] %
Loans held-for-sale	$4,269	$983	30%
Consumer loans[2]	2,961	104	4%
Commercial loans[2]	3,263	481	17%
Total loans held-for-investment	6,224	585	10%
Other earning assets[3]	3,527	109	3%
Interest-earning assets	14,020	$1,677	14%
Other assets	1,690	(10)	(1%)
Total assets	15,710	$1,667	12%
Deposits	$8,739	($56)	(1%)
Short-term FHLB advances & other	3,429	1,607	88%
Long-term FHLB advances	1,200	-	0%
Other long-term debt	493	-	0%
Other liabilities	431	44	11%
Total liabilities	14,292	$1,595	13%
Stockholders' equity	1,418	72	5%
Total liabilities and stockholders' equity	15,710	$1,667	12%
Tangible book value per common share (6/30/17)[4]	$24.29	$0.33	1%

Observations

Interest-earning assets

- Loans held-for-sale increase led by higher originations and jumbos retained for RMBS securitization
- Commercial loan growth stemmed from 2016 growth initiatives in home builder, MSR and equipment finance
- Net interest margin increased 10bps to 2.77%
  - Diversification and growth into higher spread assets
  - Federal Reserve rate increases boosting yields

Interest-bearing liabilities

- Average deposits relatively flat
  - Higher company-controlled and retail deposits largely offset lower government deposits
- Short-term FHLB funding supported increased HFS and warehouse loans
- Stable cost of interest-bearing deposits

Equity[4]

- Common equity to asset ratio of 8.8%
- Price to book ratio of 124% based on closing price as of July 24, 2017

1) Measured vs. the prior quarter.
2) Consumer loans include first and second mortgages, HELOC and other loans; commercial loans include commercial real estate, commercial & industrial and warehouse loans.
3) Other earning assets include interest earning deposits, investment securities and loans with government guarantees.
4) Tangible book value and common shares are calculated on ending period balances.

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Flagstar Bancorp

2nd Quarter 2017 Asset quality 9 Performing TDRs and NPLs ($mm) 73 71 67 48 46 44 40 40 28 30 $117 $111 $107 $76 $76 6/30/2016 9/30/2016 12/31/2016 3/31/2017 6/30/2017 Peforming TDRs NPLs 1) Excludes loans carried under the fair value option and loans with government guarantees. Allowance coverage(1) (% of loans HFI) 2.6% 2.3% 2.4% 2.4% 2.1% 4.5% 3.8% 3.3% 2.9% 2.5% 1.2% 1.3% 1.6% 1.9% 1.7% 6/30/2016 9/30/2016 12/31/2016 3/31/2017 6/30/2017 Total Consumer Commercial Net charge-offs ($mm) Representation & warranty reserve(2) ($mm) $36 $32 $27 $23 $20 $11 $11 $6 $6 $4 6/30/2016 9/30/2016 12/31/2016 3/31/2017 6/30/2017 Reserve Repurchase pipeline 3 2 1 1 2 1 4 5 1 2 $9 $7 $2 $4 $0 2Q16 3Q16 4Q16 1Q17 2Q17 Adj. charge-offs Loan sales Govt. guaranteed loans 2) Please see slide 44 in the appendix for further details on the representation and warranty reserve.

Robust capital

2nd Quarter 2017

Flagstar Bancorp Tier 1 Leverage



Tier 1 equity less TARP
Balance sheet impact
TARP redemption
Capital released from MSR bulk sales
TARP incl. deferred dividends
Net earnings contribution
2017 phase-in under Basel III
11.6%
3.0%
8.6%
-293bps
-35bps +57bps
8.9%
-23bps +23bps
8.9%
-33pbs +54bps
+22bps
9.3%
-130bps+44bps
+65bps
9.1%
Well Capitalized 5.0%
6/30/2016
9/30/2016
12/31/2016
3/31/2017
6/30/2017

Observations 2Q17

	Tier 1 Leverage	CET-1 to RWA	Tier 1 to RWA	Total RBC to RWA
2Q17 Actual	9.1%	12.5%	14.7%	15.9%
1Q17 Actual	9.3%	12.3%	14.7%	16.0%

- Tier 1 leverage remained strong at 9.1% as capital released from MSR sales and quarterly earnings funded strong balance sheet growth
  - MSR sales helped reduce trapped capital $80mm or 65bps
  - 2Q17 earnings generated 44bps of Tier 1 leverage
  - Capital ratios are consistent or higher than peers before considering low risk content of business

Higher rate capital generation (near-term)

- Flagstar uses excess capital generation to support balance sheet growth
- Flagstar grows regulatory capital at a greater pace as it utilizes NOL-related DTAs and reduces MSRs
- The balance sheet has trapped capital of:
  - $140mm of NOL-related DTAs (91bps of Tier 1 Leverage)
  - $89mm of MSRs (58bps of Tier 1 Leverage)
- Robust capital generation will support future growth

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Flagstar Bancorp

2nd Quarter 2017 Business Segment Overview Lee Smith, COO

2nd Quarter 2017 Community banking 12 Average commercial loans ($bn) Quarter-end commercial loan commitments ($bn) Average consumer loans ($bn) Average deposit funding(1) ($bn) 0.6 0.6 0.7 0.8 0.9 0.9 1.1 1.2 1.3 1.5 1.3 1.6 1.5 0.7 0.9 $2.8 $3.3 $3.5 $2.8 $3.3 2Q16 3Q16 4Q16 1Q17 2Q17 Commercial and Industrial Commercial Real Estate Warehouse 1.0 1.1 1.2 1.4 1.7 1.5 1.8 1.9 2.2 2.3 2.4 2.9 2.9 2.4 2.6 $4.9 $5.8 $6.0 $6.0 $6.6 6/30/2016 9/30/2016 12/31/2016 3/31/2017 6/30/2017 Commercial and Industrial Commercial Real Estate Warehouse 2.2 2.1 2.2 2.4 2.5 0.5 0.5 0.5 0.5 0.5 $2.7 $2.6 $2.7 $2.9 $3.0 2Q16 3Q16 4Q16 1Q17 2Q17 Residential First Mortgages Other Consumer Loans 6.1 6.2 6.3 6.4 6.5 1.0 1.1 1.0 1.0 0.9 1.6 1.9 1.9 1.4 1.4 $8.6 $9.1 $9.2 $8.8 $8.7 2Q16 3Q16 4Q16 1Q17 2Q17 Retail Government Company-controlled deposits 1) Includes company-controlled deposits which are included as part of mortgage servicing.

2nd Quarter 2017 $8.1 $8.3 $6.1 $6.0 $9.0 2Q16 3Q16 4Q16 1Q17 2Q17 3.8 3.9 3.2 3.1 5.5 4.5 5.3 5.3 2.8 3.7 $8.3 $9.2 $8.6 $5.9 $9.2 2Q16 3Q16 4Q16 1Q17 2Q17 Purchase originations Refinance originations Mortgage originations 13 47% 38% 43% 54% 58% 4.7 5.1 4.5 3.0 4.6 2.1 2.3 1.9 1.7 2.4 1.5 1.8 2.1 1.2 2.2 $8.3 $9.2 $8.6 $5.9 $9.2 2Q16 3Q16 4Q16 1Q17 2Q17 Conventional Government Jumbo Closings by purpose ($bn) Closings by mortgage type ($bn) Net gain on loan sales ($mm and %) Fallout-adjusted locks ($bn) $85 $90 $94 $57 $48 $66 1.04% 1.13% 0.93% 0.80% 0.73% 2Q16 3Q16 4Q16 1Q17 2Q17 Net gain on loan sales (HFS) Gain on HFI transfer Gain on sale margin (HFS) Purchase Mix %

2nd Quarter 2017 Mortgage servicing 14 MSR / regulatory capital (Bancorp) Quarter-end loans serviced (000’s) UPB of MSRs sold ($bn) 2.1 4.2 5.8 17.1 3.2 2.5 2.2 1.9 $2.2 $5.3 $6.7 $8.0 $19.0 2Q16 3Q16 4Q16 1Q17 2Q17 Bulk Sales Flow Transactions 134 139 133 117 66 194 207 221 242 305 30 29 29 34 31 358 375 383 393 402 6/30/2016 9/30/2016 12/31/2016 3/31/2017 6/30/2017 Serviced for Others Subserviced for Others Flagstar Loans HFI 28% 29% 31% 28% 15% 20% 25% 27% 23% 13% 6/30/2016 9/30/2016 12/31/2016 3/31/2017 6/30/17 MSR to Tier 1 Common MSR to Tier 1 Capital Average company-controlled deposits ($bn) $1.6 $1.9 $1.9 $1.4 $1.4 2Q16 3Q16 4Q16 1Q17 2Q17

2nd Quarter 2017 Noninterest expense and efficiency ratio • Flagstar‘s long-term objective is to achieve an efficiency ratio in the mid-60’s 15 2) References non-GAAP number for 3Q16, 1Q17 and 2Q17. 3Q16 number excludes DOJ benefit during that period. 1Q17 and 2Q17 number excludes transaction costs related to the acquisition of the delegated correspondent business from Stearns Lending and Opes Advisors. Please see reconciliation on slide 45. 70% 73% LTM 2Q16 LTM 2Q17 Adjusted efficiency ratio(2) 68% 67% 77% 76% 72% 2Q16 3Q16 4Q16 1Q17 2Q17 Quarterly noninterest expense ($mm) $138 $142 $12 $140 $154 $139 $142 $142 2Q16 3Q16 4Q16 1Q17 2Q17 Noninterest expense excluding acquisitions Acquisitions expense (1) 1) Represents operating expense and transactions costs of $2 million during 1Q17 and $12 million during 2Q17 from the acquisition of the delegated correspondent business from Stearns Lending and Opes Advisors.

2nd Quarter 2017 Closing Remarks / Q&A Sandro DiNello, CEO

2nd Quarter 2017 Earnings guidance(1) 17 1) See cautionary statements on slide 2. Net interest income • Net interest income up moderately - Average earning assets consistent with period-end Q2 level, led by continued rotation into higher spread commercial loans - Net interest margin steady Net gain on loan sales • Net gain on loan sales up significantly, led by full quarter of Opes - Fallout-adjusted locks (FOAL) up moderately - Gain on loan sale margin increases on higher distributed retail mix Mortgage servicing rights • Net return on mortgage servicing rights approximates 5-7% on stable prepayments and lower transaction costs on fewer anticipated MSR bulk sales Other noninterest income • Loan fees and charges up on higher mortgage closings • All other noninterest income steady with Q2 levels with modest decrease in R&W benefit Noninterest expense • Noninterest expense to rise to $168-$173 million, due to full quarter of Opes-related expenses and higher mortgage volume driven expenses 3rd Quarter 2017 Outlook

2nd Quarter 2017 Appendix Company overview 19 Financial performance 24 Community banking 28 Mortgage origination 37 Mortgage servicing 40 Capital and liquidity 41 Asset quality 44 Non-GAAP reconciliation 45

2nd Quarter 2017 Flagstar at a glance COMPANY OVERVIEW 46 Flagstar retail home lending offices(1) 99 Branches in Michigan Bank branches Flagstar retail home lending Opes retail home lending Community banking • Leading Michigan-based bank with a balanced, diversified lending platform • $16.0bn of assets and $8.7bn of deposits • 99 branches • 107k household & 15k business relationships Mortgage origination • Leading national originator of residential mortgages ($32.9bn during last twelve months) • Recent acquisitions originated approximately $10bn of residential mortgages during 2016 • More than 1,000 correspondent and nearly 700 broker relationships Mortgage servicing • 8th largest sub-servicer of mortgage loans nationwide • Currently servicing approximately 402k loans • Scalable platform with capacity to service 1mm loans • Low cost deposits from escrow balances Corporate Overview • Traded on the NYSE (FBC) • Headquartered in Troy, MI • Market capitalization $1.7bn • Member of the Russell 2000 Index 19 1) Includes seven home lending offices located in banking branches. 39 Opes retail home lending offices

2nd Quarter 2017 Flagstar’s one-of-a-kind business model … Originates mortgages in multiple channels on a national scale, which … … Deploy excess funding into lending opportunities where we are a lender of choice, which … … Cross-sell our banking products to deepen our B2B relationships, which … … Leverages our scalable sub-servicing platform, which … … Builds enduring net interest margin driven revenue, allowing us to … … Generates stable, lower cost, long-term funding, which we are able to ... … Expands our key B2B relationships to develop greater mortgage origination referrals, improving our ability to … … Generates capital with high ROE fee-based activity and servicing relationships, which … COMPANY OVERVIEW 20

2nd Quarter 2017 Flagstar has a strong executive team COMPANY OVERVIEW 21 Board of Directors John Lewis Chairman Community Banking Chief Financial Officer • CFO since 8/14 • 30 years of banking and financial services experience with First Niagara, Huntington and KeyCorp Chief Operating Officer • COO since 5/13 • Formerly a partner of MatlinPatterson Global Advisors and a Senior Director at Zolfo Cooper • Extensive expe- rience in financial management and operations • Chartered Accoun- tant in England and Wales Chief Risk Officer • CRO since 6/14 • Over 35 years of financial services experience with Citizens Republic, Fleet Boston Financial, First Union and Chase Manhattan Mortgage Banking • Interim management of sales and fulfillment to be shared between Sandro DiNello and Lee Smith, respectively, until a search is completed General Counsel • General Counsel since 6/15 • 20 years of legal experience with the FDIC and Sidley Austin LLP • CEO since 5/13 • Over 35 years of banking experience with Flagstar and its predecessors with a strong emphasis on community banking, including the management of retail operations and product strategy Patrick McGuirk Steve Figliuolo Drew Ottaway Sandro DiNello Jim Ciroli Lee Smith • Managing Director of Lending and Michigan Market President • Has over 25 years of banking and commercial lending experience in southeast Michigan with Comerica and NBD Chief Audit Officer Sandro DiNello President & CEO Brian Dunn

COMPANY OVERVIEW

2nd Quarter 2017

Risk management

Best-in-class risk management platform with 199 FTEs[1]


Board of Directors
Risk Committee
Enterprise Risk Committee
Sandro DiNello
President & CEO
Steve Figliuolo
Chief Risk Officer
Karen Sabatowski
Chief Compliance Officer

	Regulatory Affairs	Modeling & Analytics ERM	Chief Credit Officer	QC / Appraisal Review	MFIU Fraud Investigations	Loan Review	Operational Risk	AML / BSA	Compliance
FTEs	5	6	61	50	12	8	7	30	20
		• Capital planning / stress test modeling	• Mortgage • Warehouse • Commercial • Consumer • TPO's • Counterparty				• Model risk management • Risk assessment/ deficiency mgmt • R&W reserve • Market risk • Effective challenge		

[1] Excludes 25 FTEs in internal audit and 4 FTEs in Sarbanes-Oxley compliance.

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Flagstar Bancorp

COMPANY OVERVIEW
2nd Quarter 2017

Strong growth opportunities

	Grow community banking	Expand mortgage business
Build	• Team lift outs • Grow housing finance related relationships[1] - Expand warehouse lending (375bps spreads) - Grow builder finance lending (475bps spreads) - Build MSR lending (450bps spreads; LTVs<60%) • Cultivate middle-market commercial relationships in foot-print	• Recruit experienced talent to increase share of origination market - Distributed and direct-to-consumer retail - TPO account executives • Grow servicing operations - Acquire new sub-servicing relationships - Cross-sell additional revenue capabilities
Buy	• Buyers of size in Michigan are engaged on other projects for the foreseeable future • Michigan is a highly fragmented banking market • Focused on our share in metro markets • Acquiring deposit oriented franchises that lag in profitability because of lack of asset generation	• No strategic buyers of size • Highly fragmented industry with aging individual ownership • Regulatory and interest rate environment is accelerating exits • Will consider accretive transactions that add incrementally to annual origination volume

1) Indicated spreads are targets and may not be reflective of actual spreads.

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Flagstar Bancorp

2nd Quarter 2017 Long-term targets • Long-term target of 1.2 - 1.6% - Add incremental revenue with low incremental cost - Improved risk management will deliver long-run savings - Adjusted return on average assets (last twelve months) of 1.0%(1) • Long-term target of 13 - 18% - Add / increase high ROE businesses - Adjusted return on average common equity (last twelve months) of 10.3%(1) Financial Performance Return on assets Return on equity • Lender of choice in key markets (Michigan, national housing finance) • Growth trajectory 10 - 15% - Every additional $1bn of earning assets increases pre-tax profits ~$20mm – $25mm - Rotate lower spread assets to higher spread assets while minimizing capital costs - Scalable platforms with balance sheet growth at low incremental cost • Nationally recognized leader the quick brown fox d • Growth trajectory 5 - 10% - Expand retail originations (distributed, DTC) - Every 100k in new loans sub-serviced generates $4mm - $6mm of incremental pre-tax profits Revenues Mortgage Banking FINANCIAL PERFORMANCE 1) References non-GAAP number for 3Q16, 1Q17 and 2Q17. 3Q16 number excludes DOJ benefit during that period. 1Q17 and 2Q17 number excludes transaction costs related to the acquisition of the delegated correspondent business from Stearns Lending and Opes Advisors. Please see reconciliation on slide 45. 24

2nd Quarter 2017 $20 $23 $26 $29 $32 $35 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 5 /1 6 6 /1 6 7 /1 6 8 /1 6 9 /1 6 1 0 /1 6 1 1 /1 6 1 2 /1 6 1 /1 7 2 /1 7 3 /1 7 4 /1 7 5 /1 7 6 /1 7 Pr ic e % o f Re c o m m e n d a ti o n s Buy Hold Actual Price Target Price Price target has increased on improved prospects 25 Analyst rating history 0% 25% 50% 75% 100% $20 $23 $26 $29 $32 $35 5/16 6/16 7/16 8/16 9/16 10/16 11/16 12/16 1/17 2/17 3/17 4/17 5/17 6/17 % o f Re c o m m e n d a tio n s Pr ic e Buy Hold Act ic Ta get Price Target Price +25% Actual Price +27% FINANCIAL PERFORMANCE

2nd Quarter 2017 Valuation metrics Observation: Flagstar has a valuation discount to its banking peers. The Company closed the valuation gap through October 2016, but has underperformed since the U.S. presidential election. FINANCIAL PERFORMANCE 26 1 /3 1 /2 0 1 6 2 /2 9 /2 0 1 6 3 /3 1 /2 0 1 6 4 /3 0 /2 0 1 6 5 /3 1 /2 0 1 6 6 /3 0 /2 0 1 6 7 /3 1 /2 0 1 6 8 /3 1 /2 0 1 6 9 /3 0 /2 0 1 6 1 0 /3 1 /2 0 1 6 1 1 /3 0 /2 0 1 6 1 2 /3 1 /2 0 1 6 1 /3 1 /2 0 1 7 2 /2 8 /2 0 1 7 3 /3 1 /2 0 1 7 4 /3 0 /2 0 1 7 5 /3 1 /2 0 1 7 6 /3 0 /2 0 1 7 1 /3 1 /2 0 1 6 2 /2 9 /2 0 1 6 3 /3 1 /2 0 1 6 4 /3 0 /2 0 1 6 5 /3 1 /2 0 1 6 6 /3 0 /2 0 1 6 7 /3 1 /2 0 1 6 8 /3 1 /2 0 1 6 9 /3 0 /2 0 1 6 1 0 /3 1 /2 0 1 6 1 1 /3 0 /2 0 1 6 1 2 /3 1 /2 0 1 6 1 /3 1 /2 0 1 7 2 /2 8 /2 0 1 7 3 /3 1 /2 0 1 7 4 /3 0 /2 0 1 7 5 /3 1 /2 0 1 7 6 /3 0 /2 0 1 7 77% U .S . p re s iden ti a l e le c ti o n 57% Market value gap: ~$0.8B Market / tangible book Price / LTM earnings . FBC valuation vs. SNL U.S. Bank and Thrift Index Market value gap: ~$0.3B . FBC valuation vs. SNL U.S. Bank and Thrift Index 69% 85% 67% 85% U .S . p re s iden ti a l e le c ti o n

FINANCIAL PERFORMANCE
2nd Quarter 2017

Potential corporate tax reform

FBC considerations regarding potential tax reform

- A reduction of the U.S. corporate tax rate would impact FBC's earnings by:
  - Reducing deferred tax asset ***upon the enactment date of the law***
    - Reduction in tangible book value
    - Limited reduction to regulatory capital
  - Decreasing effective tax rate, which will increase net income and EPS ***upon effective date of the law***
- Focus on implementing strategies to maximize economic benefit of DTA

Pro-forma impact of potential tax reform ($mm)

	Deferred tax asset, net		
Date	Federal NOL[2]	Other[3]	Total
6/30/17 (actual)	$125	$141	$266
FY17 tax expense[1]	(34)	-	(34)
12/31/17 (pro-forma)	$91	$141	$232

FY2018 Pro forma	Income Statement[4]			Tier 1
corporate tax rate	NOL	Other	Total	Capital[5]
35%	$0	$0	$0	0 bps
30%	($13)	($20)	($33)	0 bps
25%	($26)	($40)	($66)	0 bps
20%	($39)	($60)	($99)	0 bps

Notes:
(1) Represents consensus estimate from analysts covering FBC.
(2) Includes $36 of NOL's subject to §382 limitations.
(3) Other includes DTAs related to state NOLs and reserves for ALLL, R&W and DOJ.
(4) Represents write-down in value of DTA at new tax rate.
(5) Represents Tier 1 Capital reduction at new tax rate under fully phased-in Basel III regulations.

27

Flagstar Bancorp

2nd Quarter 2017 Deposit Median Proj HHI Proj pop Market $mm % of total mkt share HHI(2) growth(2)(3) growth(2)(3) Oakland County 3,456 47.5% 7.0% 72,183 10.7% 2.7% Grand Rapids MSA 402 5.5% 2.0% 58,024 10.3% 4.3% Ann Arbor MSA 296 4.1% 3.6% 65,958 9.2% 3.3% Key Flagstar markets 4,154 57.1% 5.3% 70,369 10.6% 2.9% National aggregate 57,462 8.7% 3.8% Flagstar Deposits 154 7 35 Strong market position as leading MI-based bank COMMUNITY BANKING Source: SNL Financial; Note: Deposit data as of June 30, 2016; MI-based banks highlighted; Pro forma for pending mergers and acquisitions. 1) Oakland County data excludes $1.5bn of company-controlled deposits held at company headquarters. 2) Flagstar Median HHI, projected HHI growth and projected population growth are deposit weighted. 3) 2017–2022 CAGR. Flagstar’s branch network Market share Attractive markets Leading position among independent banks Overall MI-based Institution (pro forma) Branches Total Share 1 Chase 246 $42,006 21% 2 Comerica 214 26,963 13% 3 PNC 206 17,326 9% 4 Bank of America 127 16,564 8% 5 Fifth Third 215 16,073 8% 6 Huntington (pro forma) 362 15,212 8% 7 1 Chemical (pro forma) 224 11,281 6% 8 2 Flagstar 99 8,773 4% 9 Citizens 98 5,138 3% 10 TCF 54 2,908 1% Top 10 1,845 $162,244 81% Rank Deposits ($mm) 28

2nd Quarter 2017 Deposits Portfolio and strategy overview 6.1 6.2 6.3 6.4 6.5 2.6 2.9 2.9 2.4 2.2 $8.6 $9.1 $9.2 $8.8 $8.7 2Q16 3Q16 4Q16 1Q17 2Q17 Retail deposits Other deposits Total average deposits ($bn) • Flagstar gathers deposits from consumers, businesses and select governmental entities – Traditionally, CDs and savings accounts represented the bulk of our branch-based retail depository relationships – Today, we are focused on growing DDA balances with consumer, business banking and commercial relationships – We additionally maintain depository relationships in connection with our mortgage origination and servicing businesses, and with Michigan governmental entities – Cost of total deposits equal to 0.55%(1) DDA 14% Savings 45% MMDA 3% CD 12% Company- controlled 16% Government & other 10% 74% retail Total : $8.7bn 0.55% cost of total deposits(1) 2Q17 total average deposits COMMUNITY BANKING 1. Total deposits include noninterest bearing deposits. 29

2nd Quarter 2017 Deposit growth opportunities • Average balance of $0.9bn during 2Q17 • Cost of total government deposits: 0.56%(2) during 2Q17 • Michigan deposits are not collateralized • Strong relationships across the state • Average balance of $0.5bn during 2Q17 • Offer complete line of treasury management services • Flagstar realized 16% quarter-over-quarter increase in service charges • Average balance of $1.4bn during 2Q17 on 402k loans serviced and sub-serviced • Low cost of deposits • Deposit balances increase along with the number of loans serviced and sub-serviced • Average balance of $6.0bn during 2Q17 of which 79% are demand & savings accounts • Cost of total core deposits(1): 0.67%(2) during 2Q17 • Average core deposits of $65mm per branch • Flagstar’s brand campaign is helping grow its core deposit base Core Deposits Retail Commercial Other Deposits Government Company-controlled COMMUNITY BANKING 1) Core deposits = total deposits excluding government deposits and company-controlled deposits. 2) Total deposits include noninterest bearing deposits. 30

2nd Quarter 2017 2.9 3.4 3.3 3.3 4.3 5.6 5.8 6.2 5.6 6.2 $8.9 $9.7 $9.9 $9.2 $10.8 2Q16 3Q16 4Q16 1Q17 2Q17 Loans HFS Loans HFI Loans with government guarantees 1st Mortgage HFI 23% 2nds, HELOC & other 4% Warehouse 8% CRE and C&I 22% Loans with government guarantees 3% 1st Mortgage HFS 40% 2Q17 average loans Lending Portfolio and strategy overview Total average loans ($bn) • Flagstar’s largest category of earning assets consists of loans held-for-investment which averaged $6.2bn during 2Q17 – Loans to consumers consist of residential first and second mortgage loans, HELOC and other – C&I / CRE lending is an important growth strategy, offering risk diversification and asset sensitivity – Warehouse lending to both originators that sell to Flagstar and those who sell to other investors • Flagstar maintains a balance of mortgage loans held- for-sale which averaged $4.3bn during 2Q17 – Essentially all of our mortgage loans originated are sold into the secondary market – Flagstar has the option to direct a portion of the mortgage loans it originates to its own balance sheet COMMUNITY BANKING 31

2nd Quarter 2017 $73 $73 $76 $79 $77 $80 $87 $83 $97 $10,367 $10,693 $11,240 $11,871 $11,639 $12,318 $12,817 $12,343 $14,020 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 Net interest income Average earning assets ● Sold lower performing assets and re-deployed capital into higher spread commercial loans ● Transition to more stable net interest income Average earning assets and net interest income ($mm) CAGR 16% CAGR 16% 32 Higher net interest income is stabilizing earnings COMMUNITY BANKING

2nd Quarter 2017 Commercial lending Diversified relationship-based commercial lending capabilities COMMUNITY BANKING Commercial Real Estate - $1.6bn (6/30/17) Home builder finance 26% Multi-family 17% Retail 17% Owner- occupied 16% Office 11% Special purpose 9% Industrial 4% Commercial & Industrial - $1.0bn (6/30/17) Services 33% Financial, Insurance & Real Estate 33% Manufacturing 19% Distribution 6% Servicing Advances 5% Government & Education 4% Warehouse - $1.2bn (6/30/17) Overview • Warehouse lines with approximately 270 relationships nationwide, of which more than 90% sell a portion of their loans to Flagstar • Collateralized by mortgage loans being funded which are paid off once the loan is sold • Diversified property types which are primarily income- producing in the normal course of business • Focused on experienced top-tier developers with significant deposit and non-credit product opportunities • Lines of credit and term loans for working capital needs, equipment purchases, and expansion projects • Primarily Michigan based relationships or relationships with national finance companies Warehouse Commercial Real Estate Commercial & Industrial >75%; ~150 borrowers 25% - 75%; ~60 borrowers < 25%; ~60 borrowers Average 39% advances sold to Flagstar Industry % Advances sold to Flagstar Property type 33 64% Michigan 47% Michigan; 22% national finance

COMMUNITY BANKING
2nd Quarter 2017

Flagstar has deep lending experience

Sandro DiNello
President & CEO

Drew Ottaway
Managing Director of Lending & Michigan Market President

Commercial Real Estate	Commercial & Industrial	Warehouse Lending	Capital Markets	Business Banking	Consumer Finance
Comprised of commercial and homebuilder lending officers who average experience of 21 years in banking. Prior banking experience includes Fifth Third, Wells Fargo, Bank of America, Texas Capital, and Royal Bank of Canada.	Comprised of lending officers who average experience of 25 years in banking. Prior banking experience includes Fifth Third, PNC, Bank of America and JP Morgan Chase.	Comprised of lending officers who average experience of 26 years in banking. Prior banking experience includes Citizens Bank, Bank of America and Texas Capital.	More than 20 years experience in various capital raising activities across all asset classes. Prior banking experience includes MUFG Union Bank	Comprised of lending officers with average experience of over 25 years in banking. Prior banking experience includes Comerica, Huntington, PNC, and Fifth Third.	Consumer Finance supports the product and pricing of consumer lending products, including processing and underwriting of loan applications received from the Retail Branch and Direct to Consumer lending channels.
Supported by a team of credit officers with more than 15 years average banking experience.	Supported by a team of credit officers with more than 20 years average banking experience.	Supported by a team of credit officers with nearly 15 years average banking experience.	Supports all the lending segments of Commercial Lending where the officers average over 17 years of experience	Supported by a team of credit officers with more than 20 years average banking experience.	Supported by a management team with an overage of 25+ years of consumer lending experience

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Flagstar Bancorp

2nd Quarter 2017 Warehouse lenders ranked by commitments ($mm) YOY Rank Institution Growth Total Share 1 JPMorgan Chase 50% $9,000 15% 2 Wells Fargo 19% 5,600 9% 3 Comerica 21% 4,000 6% 4 EverBank 8% 4,000 6% 5 BB&T 30% 3,650 6% 6 Customers Bank 7% 3,517 6% 7 Texas Capital -32% 3,371 5% 8 First Tennessee 44% 3,364 5% 9 Santander Bank 11% 2,600 4% 10 Flagstar Bancorp 4% 2,459 4% Top 10 16% $41,561 67% 1Q17 Source: Inside Mortgage Finance as of May 25, 2017. FBC average warehouse loans ($mm) 62% 57% Warehouse lending ● National relationship based lending platform ● Attractive asset class with good spreads and low credit risk ● Strong demonstrated growth potential ● Flagstar is well positioned to gain market share, leveraging relationships in complementary lines of business, including home builder finance and mortgage originations COMMUNITY BANKING 35 $1,317 $1,553 $1,542 $690 $850 2Q16 3Q16 4Q16 1Q17 2Q17

2nd Quarter 2017 1,779 356 815 1 9 9 9 2 0 0 0 2 0 0 1 2 0 0 2 2 0 0 3 2 0 0 4 2 0 0 5 2 0 0 6 2 0 0 7 2 0 0 8 2 0 0 9 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 Home builder finance COMMUNITY BANKING 36 Home builder loan commitments ($mm) ● National relationship based lending platform launched in 1Q16 - Attractive asset class with good spreads (~475bps) - Meaningful cross-sell opportunities including warehouse loans, commercial deposits and purchase originations ● Flagstar is well positioned to gain market share given builder and mortgage relationships - Focused on markets with strong housing fundamentals and higher growth potential - We currently finance 5 of the top 10 and have active relationships with 29 of the top 100 builders nationwide - We are well positioned to take advantage of supply demand imbalance in housing market Home builder finance footprint Primary markets Secondary markets Overview $152 $234 $264 $365 $494 $155 $229 $297 $403 $484 $307 $463 $561 $768 $978 6/30/16 9/30/16 12/31/16 3/31/17 6/30/17 Outstanding Unused U.S. 1-unit housing starts (000’s) (SAAR thru 5/31/17)

2nd Quarter 2017 National distribution through multiple channels MORTGAGE ORIGINATIONS 37 Residential mortgage originations by channel ($bn) Broker Correspondent Retail $6.2 $7.0 $6.5 $4.5 $7.0 2Q16 3Q16 4Q16 1Q17 2Q17 $1.6 $1.6 $1.4 $1.0 $1.4 2Q16 3Q16 4Q16 1Q17 2Q17 $0.5 $0.6 $0.6 $0.4 $0.8 2Q16 3Q16 4Q16 1Q17 2Q17 • 2.8% market share with #8 national ranking(1) • Nearly 700 brokerage relationships in 50 states during 2Q17 • Targeted gain on sale margin of ~90bps • Top 10 relationships account for 19% of overall brokerage volume 1) Data source: As reported by Inside Mortgage Finance for 1Q17 published May 26, 2017. • 3.5% market share with #6 national ranking(1) • More than 1,000 correspondent partners in 50 states during 2Q17 • Targeted gain on sale margin of ~60bps • Top 10 relationships account for 11% of overall correspondent volume • Warehouse lines with approximately 250 correspondent relationships • Opes acquisition and organic growth has expanded our retail footprint to 85 locations in 26 states • Targeted gain on sale margin of ~300bps • Direct-to-consumer is 16% of retail volume

MORTGAGE ORIGINATIONS
2nd Quarter 2017

Mortgage origination channel mix with acquisitions

Mortgage origination channel attributes

Channel	Sub-channel	FBC, pre-acquisitions	Acquisitions	Pricing	Credit Underwriting	Funding	GOS Margin
Distributed retail	N/A	~5%	Opes (~100%)	N/A	FBC	FBC	Highest
Consumer direct	N/A	~2%		N/A	FBC	FBC	↑
Broker	N/A	~20%		Best efforts	FBC	FBC	
Correspondent	Non-delegated	~50%		Best efforts	FBC	Warehouse	
	Delegated best efforts	~15%	Stearns (~20%)	Best efforts	3rd Party	Warehouse	
	Delegated mandatory	~3%		Mandatory	3rd Party	Warehouse	↓
	Bulk mandatory	~5%	Stearns (~80%)	Mandatory	3rd Party	Warehouse	Lowest

38

Flagstar Bancorp

Flagstar has restructured its operations to be profitable even at historical lows for the mortgage origination market

MORTGAGE ORIGINATIONS
2nd Quarter 2017

U.S. residential mortgage origination market (historical and projected volumes)


$ in trillions
1.2
1.9
2.1
1.5
1.2
1.4
1.5
2.5
2.2
1.6
3.3
4.3
5.6
4.0
4.1
3.8
3.0
1.7
2.1
1.8
1.6
2.2
2.0
1.3
1.7
2.0
1.7
1.6

	1991	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017F	2018F
Nominal ($)	0.6	0.9	1.0	0.8	0.6	0.8	0.9	1.5	1.3	1.0	2.2	2.9	3.9	2.9	3.1	3.0	2.4	1.5	1.8	1.6	1.5	2.1	1.9	1.2	1.7	2.0	1.7	1.6
Real[(1)] ($)	1.0	1.5	1.7	1.2	1.0	1.2	1.3	2.1	1.9	1.4	3.0	3.8	5.1	3.7	3.8	3.5	2.8	1.7	2.0	1.8	1.6	2.2	1.9	1.2	1.7	2.0	1.7	1.6
Adjusted[(2)] ($)	1.2	1.9	2.1	1.5	1.2	1.4	1.5	2.5	2.2	1.6	3.3	4.3	5.6	4.0	4.1	3.8	3.0	1.7	2.1	1.8	1.6	2.2	2.0	1.3	1.7	2.0	1.7	1.6

Source: Inside Mortgage Finance for actual periods and a blended average of forecast by Fannie Mae, Freddie Mac and Mortgage Bankers Association.
1. Adjusted for historical inflation as reported by Bloomberg (2015 = 100).
2. Adjusted for population growth as reported by the US Census Bureau (2015 = 100).

39

Flagstar Bancorp

2nd Quarter 2017 Fannie 26% Freddie 56% GNMA 14% Private 4% by Investor 154 7 35 MSR portfolio as of 6/30/17 MSR portfolio characteristics (% UPB) MSR portfolio statistics Measure ($mm) 3/31/2017 6/30/2017 Difference Unpaid principal balance $26,763 $16,144 ($10,619) Fair value of MSR $295 $184 ($111) Capitalized rate (% of UPB) 1.10% 1.14% 0.04% Multiple 4.141 4.112 (0.029) N te rate 3.905% 4.032% 0.127% Service fee 0.266% 0.277% 0.011% Average Measure ($000) UPB per loan $229 $244 $15 FICO 744 733 (11) Loan to value 68.22% 76.06% 7.84% Mortgage servicing rights – $ return $ Return 2Q16 3Q16 4Q16 1Q17 2Q17 Net hedged profit (loss) $1 $4 ($5) $2 $0 Carry on asset 9 13 17 14 9 Run-off (15) (19) (17) (6) (4) Gr ss r turn on the mortgage servicing rights ($5) ($2) ($5) $10 $5 S l transaction & P/L 1 (9) 1 (1) 1 Model Changes - - (1) 5 0 Net return on the mortgage servicing rights ($4) ($11) ($5) $14 $6 Average mortgage servicing rights $307 $316 $327 $344 $205 2016 & later; 79% 2015; 12% 2014; 4% 2013 & prior; 5% by Vintage MORTGAGE SERVICING 40 2016 & later 79% 2015 12% 2014 4% 2013 & prior 5% By intage

2nd Quarter 2017 154 7 35 Balance sheet composition CAPITAL AND LIQUIDITY 41 3% Other liabilitie s 3% Other long- term debt Liabilities & Equity 2Q17 average balance sheet (%) Assets Attractive relationship lending with no loans >30 days delinquent Primarily low risk, stable assets (FHLB stock, BOLI, premises & equipment, deferred tax asset, etc.) ~74% of assets are in lower risk-content assets: cash, marketable securities, warehouse loans, loans held-for-sale and freshly-originated, high-FICO conforming mortgages underwritten by Flagstar 10% Other assets 5% Warehouse loans Loans held-for-sale 27% Mortgage loans held-for-investment 21% Agency MBS 21% 1% Cash 15% CRE and C&I loans Efficiently funds loans held-for-sale and warehouse loans 47% Deposits excluding company- controlled deposits (“CCD”) 29% FHLB borrowings 9% Common equity 9% Company-controlled deposits (“CCD”)

2nd Quarter 2017 Liquidity and funding 154 7 35 CAPITAL AND LIQUIDITY 42 60% 59% 63% 66% 73% 2Q16 3Q16 4Q16 1Q17 2Q17 1) HFI loan-to-deposit ratio is total average loans HFI (excluding warehouse loans) expressed as a percentage of total average deposits (excluding company-controlled deposits). HFI loan-to-deposit ratio(1) Commentary ■ Flagstar has invested significantly in building its Community Bank, which provides attractive core deposit funding for its balance sheet ■ These retail deposits are supplemented by company- controlled deposits from the servicing business ■ Much of the remainder of Flagstar’s balance sheet is self- funding given it is eligible collateral for FHLB advances (which provides significant liquidity capacity)

2nd Quarter 2017 Low interest rate risk CAPITAL AND LIQUIDITY 43 -1.9% -0.4% -7.5% -8% -6% -4% -2% 0% 2% 4% 6% 3/31/2016 6/30/2016 9/30/2016 12/31/2016 3/31/2017 6/30/2017 down 100bps up 100bps +/-100bps limit 0bps 50bps 100bps 150bps 200bps 250bps 300bps 350bps 400bps 450bps 1 month 3 months 6 months 1 year 2 years 3 years 5 years 7 years 10 years 20 years 30 years up 100 bps Bear Flattener 6/30/2017 Net interest margin – 12 month horizon instantaneous shocks ($mm) Economic value of equity, trend (12/31/15 - 3/31/17) ($ in mm) Parallel Shift Bear Flattener Net interest income $12 ($37) Noninterest Income ($12) to $0 $0 to $37 Up 100bps

2nd Quarter 2017 761 503 135 116 FY14 FY15 FY16 LTM 6/17 Repurchase demands Representation & Warranty reserve details (in millions) 6/30/16 9/30/16 12/31/16 3/31/17 6/30/17 Beginning balance $40) $36) $32 $27 $23 Additions (release) (3) (5) (6) (4) (2) Net (charge-offs) / recoveries (1) (1) 1 0 1 Ending Balance $36) $32) $27 $23 $20 Repurchase pipeline ($mm) Repurchase reserve ($mm) ASSET QUALITY $11 $11 $6 $6 $4 6/30/16 9/30/16 12/31/16 3/31/2017 6/30/2017 44 LTM 1Q17 Repurchase rate1,2 1. As reported, where available, by Inside Mortgage Finance, Inside Mortgage Trends and SEC documents for the top 50 mortgage originators as of July 14, 2017. 2. Repurchase rate is defined as mortgages repurchased / mortgages originated. 2 0.37% 0.09% 0.04% Average Median Flagstar

NON-GAAP RECONCILIATION
2nd Quarter 2017

Non-GAAP reconciliation

$mm

	3 Months Ended 9/30/16	3 Months Ended 3/31/2017	3 Months Ended 6/30/2017	12 Months Ended 6/30/2017
Net interest income (a)	$80	$83	$97	$347
Noninterest income (b)	$156	$100	$116	$470
Adjustment to remove DOJ benefit[1]	(24)	-	-	(24)
Adjusted noninterest income (c)	**$132**	**$100**	**$116**	**$446**
Noninterest expense (d)	$142	$140	$154	$578
Adjustment to remove acquisition costs[2]	-	(1)	(1)	(2)
Adjusted noninterest income (c)	**$142**	**$139**	**$153**	**$576**
Efficiency ratio (d/(a+b))	60%	77%	72%	71%
Adjustment to remove DOJ benefit[1]	7%	0%	0%	2%
Adjustment to remove acquisition costs[1]	0%	(1%)	(0%)	(0%)
Adjusted efficiency ratio (d/(a+c))	**67%**	**76%**	**72%**	**73%**

	12 Months Ended 6/30/2017
Net income applicable to common stockholders (e)	$153
Adjustment to remove DOJ benefit[1]	(24)
Tax impact of DOJ benefit[3]	8
Adjustment to remove acquisition costs[2]	2
Tax impact of acquisition costs[3]	-
Adjusted net income applicable to common stockholders (f)	**$139**
Average total assets (g)	$14,598
Return on average assets ((e/g) x annualization factor)	1.0%
Impact of adjustments to net income	0.0%
Adjusted return on average assets ((f/g) x annualization factor)	**1.0%**
Average common equity (h)	$1,346
Return on average common equity ((e/h) x annualization factor)	11.4%
Impact of adjustments to net income	(1.1%)
Adjusted return on average common equity ((f/h) x annualization factor)	**10.3%**

1) Reflects the exclusion of the 3Q16 Department of Justice ("DOJ") benefit.
2) Reflects the exclusion of 1Q17 and 2Q17 acquisition costs
3) Effective tax rate of 33% applied.

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Flagstar Bancorp